CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" for Emerging Growth Fund in the John Hancock Growth Funds Prospectus and "Independent Auditors" in the John Hancock Emerging Growth Fund Class A and Class B Shares Statement of Additional Information in Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A, No. 2-75807) dated March 1, 1997.

We also consent to the incorporation by reference therein of our report dated December 10, 1996, with respect to the financial statements and financial highlights of the John Hancock Emerging Growth Fund (one of the portfolios constituting John Hancock Series Trust) in the Form N-1A.



                                                  /s/ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
February 24, 1997

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post Effective Amendment No. 28 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 12, 1996, relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Report to Shareholders of John Hancock Global Technology Fund which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such Statement of Additional Information and to the reference to us under the heading " Financial Highlights" in such Prospectus.




/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
February 24, 1997